Exhibit 99.2

Sea Containers Ltd. Adds
Investor Presentation on Website

Hamilton, Bermuda, August 16, 2006, Sea Containers Ltd. (NYSE: SCRA and SCRB, www.seacontainers.com) announced today that it has filed a Form 8-K with the United States Securities and Exchange Commission containing the slides associated with a management presentation being delivered to investors in New York this week. These slides are now available on the Company’s website and an audio re-play of the presentation will be available on the website the afternoon of August 17, 2006.

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